(j)(1)

Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109	T: 617.570.1000 F: 617.523.1231

July 29, 2014

VIA EDGAR

Voya Series Fund, Inc. (formerly ING Series Fund, Inc.)

7337 E. Doubletree Ranch Road

Scottsdale, Arizona  85258

Re:          Voya Series Fund, Inc. (formerly ING Series Fund, Inc.)

Post-Effective Amendment No. 182 to Registration Statement on Form N-1A,

File Nos. 033-41694 and 811-06352 (the “Registration Statement”)

Ladies and Gentlemen:

Reference is hereby made to Post-Effective Amendment No. 182 to the Registration Statement on Form N-1A of Voya Series Fund, Inc. (formerly ING Series Fund, Inc.) (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement.  This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP